As filed with the Securities and Exchange Commission on November 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RenovoRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1448452
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2570 W El Camino Real, Suite 320

Mountain View, CA 94040

Telephone: (650) 284-4433

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shaun R. Bagai

Chief Executive Officer

RenovoRx, Inc.

2570 W El Camino Real, Suite 320

Mountain View, CA 94040

Telephone: (650) 284-4433

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Barry I. Grossman, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2025

$50,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of RenovoRx, Inc., a Delaware corporation (“RenovoRx,” the “Company,” “we,” “us” or “our”), for total gross proceeds of up to $50,000,000:

●	common stock, par value $0.0001 per share (“common stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions, discounts or options to purchase additional shares to be provided to them will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such a sale will also be set forth in the prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference, before purchasing any of the securities being offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.

Our common stock is listed on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “RNXT.” The last reported sale price of our common stock on November 12, 2025 was $1.00 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have applied for listing, if anywhere.

An investment in the securities offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as the risk factors in our other recently filed quarterly and current reports incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) employing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference in this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses. We have not authorized anyone to provide you with different or additional information.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectuses is accurate only as of the date on the front of such document and any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Forward-looking statements include statements regarding, and important factors that could cause actual outcomes to differ materially from those stated or implied in the forward-looking statements include, but are not limited to, the matters summarized below:

●	the sufficiency of our existing cash, cash equivalents, and investments to fund our future operating expenses and capital expenditure requirements, and statements regarding our ability to continue as a going concern despite our current findings to the contrary;

●	our estimates regarding future revenue, expenses, anticipated capital requirements to fund our future operating expenses, and our need for additional financing;

●	our ability to commercialize our RenovoCath device as a standalone product within its FDA-cleared field of use, including our ability to generate and grow revenues from our commercialization efforts;

●	our anticipated use of our existing cash, cash equivalents, and investments;

●	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;

●	the progress and focus of our current pivotal Phase III TIGeR-PaC trial, our PanTheR multi-center post-marketing registry trial, and potential future clinical trials;

●	projections for the timing for enrollment of our clinical trials and our expectations relating to the timing of the provision of updates on, public announcements (if any) for interim or top line data from, and completion of our clinical trials (notably our ongoing Phase III TIGeR-PaC trial);

●	our continued reliance on third parties to conduct clinical trials of our product candidates and for the manufacture of our product candidates;

●	the beneficial characteristics, safety, efficacy, and therapeutic effects of our technology, devices and product candidates;

●	our ability to advance product candidates into and successfully complete clinical trials;

●	our ability to further develop and expand our therapy platform, both to use different chemotherapeutic agents, to include new indications, or to market our catheter on a standalone basis;

●	our ability to obtain and maintain regulatory approval of our product candidates and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for our product candidates for various diseases;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and our potential and ability to successfully commercialize our product candidates and generate revenue;

●	the implementation of our strategic plans for our business and product candidates;

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●	the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with relevant and complementary expertise;

●	our estimates of the number of patients in the United States who suffer from the diseases we target;

●	our estimates of potential addressable market opportunities and our ability to successfully penetrate such market opportunities;

●	the success of competing therapies or devices that are or may become available;

●	developments relating to our competitors and our industry, including competing product candidates, therapies and devices;

●	our plans relating to the further development and manufacturing of our devices and product candidates, including for additional indications which we may pursue;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

●	the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform and product candidates;

●	our ability to successfully negotiate and enter into agreements with distribution, strategic and corporate partners;

●	our potential and ability to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

●	our ability to retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel;

●	our ability to maintain compliance with the continuing listing requirements of Nasdaq;

●	our expectations regarding the impact of major domestic and geopolitical events on our business; and

●	the other forward-looking statements regarding our company and its prospects included or incorporated by reference in this prospectus, including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, data concerning economic conditions, our industry, our markets and our competitive position are based on a variety of sources, including information from third-party industry analysts, publications, surveys and forecasts and our own estimates and research. These data involve a number of assumptions, estimates and limitations. Industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry data used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these data.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and websites. We may make references to our trademarks and service marks, and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to may appear without ® or ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of us by, any other companies. All other trademarks and service marks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our common stock, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page 5, and the financial statements and related notes included or incorporated by reference in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “RenovoRx” and the “Company” refer to RenovoRx, Inc., a Delaware corporation.

Overview

We are a commercial and clinical stage life sciences company offering RenovoCath®, a novel, U.S. Food and Drug Administration (“FDA”)-cleared local drug delivery device, targeting high unmet medical needs, with a present focus on difficult to treat cancers. Our mission is to transform the lives of cancer patients by providing innovative solutions to enable targeted therapeutic delivery.

Our clinical stage lead product candidate is a novel drug-device combination product consisting of intra-arterial delivery of the chemotherapy gemcitabine via RenovoCath — we refer to our lead product candidate herein as “IAG.” IAG is currently the subject of a Phase III clinical study (called the TIGeR-PaC study) for the treatment of locally advanced pancreatic cancer (“LAPC”).

At the same time, we are commercializing RenovoCath for standalone use by interventional radiologists, oncologists, and other medical professionals who can use the device to treat patients within its FDA-cleared fields of use.

Our RenovoCath device utilizes our patented Trans-Arterial Micro-Perfusion (“TAMP™”) therapy platform, which is designed to ensure targeted therapeutic delivery across the arterial wall near the tumor site to bathe the target tumor, while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy, including chemotherapy. Our novel approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy. RenovoCath is indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. We hold a robust portfolio of 19 issued patents and 12 pending patents covering our TAMP technology.

Recent Developments

Commercialization of RenovoCath

For the past several years, we have focused our efforts on progressing IAG through clinical trials. However, based on organic demand from doctors in the field who have become familiar with our technology, in 2024, we made the decision to launch an effort to commercialize our RenovoCath delivery device as a standalone device within its FDA cleared uses. To accommodate increased need for RenovoCath supply, we expanded our relationship with our U.S.-based, primary third-party RenovoCath manufacturer, Medical Murray, Inc. We have begun to generate and grow our revenue through sales of RenovoCath devices. We are encouraged by the strong demand we are experiencing with RenovoCath and the resulting growth in RenovoCath sales revenue we have experienced to date. We have seen meaningful traction across a diverse group of medical institutions, including several high-volume, academic, and National Cancer Institute-designated centers, which we believe speaks to the growing confidence in our technology by our customers. While our pipeline of new customers continues to grow, existing customers that have made initial orders are now becoming consistent repeat customers.

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We also expect additional commercial interest in RenovoCath from the cancer centers that have used RenovoCath in our ongoing TIGeR-PaC trial. We anticipate that this momentum may translate into additional commercial opportunities following the completion of TIGeR-PaC trial enrollment. In addition, in July 2025 we announced the commencement of a post-marketing registry trial related to RenovoCath, and the cancer centers participate in this study will purchase RenovoCath devices from us for use in the study.

Our goal is to significantly increase the revenue over time. For our commercial efforts, we remain focused on executing with discipline and are doing so by targeting top high-volume cancer treatment centers, driving organic demand. Our revenue results to date have been generated without using a dedicated sales and marketing team, allowing our commercial efforts to be highly capital-efficient. To accommodate demand, in August 2025 we hired a full-time head of sales and have since added two additional regional sales managers and plan to add a marketing director by the end of 2025 to drive physician engagement, all with a focus on maximizing effort while keeping costs to a minimum.

We will continue to gather important data about our market (such as sales cycles, activation times, individual customer preferences and other commercial matters), as we seek to grow our customer base, fulfill repeat RenovoCath orders and position ourselves for commercial growth over the long term. In parallel, we have evaluated and may continue to evaluate potential collaborations with larger organizations who have established sales forces to accelerate our RenovoCath sales efforts.

Based on our internal assumptions, we believe that our initial total U.S. addressable market based solely on the initial clinical interest we have received for RenovoCath could represent an estimated $400 million peak annual U.S. sales opportunity. Beyond historical RenovoCath usage, RenovoRx commercial efforts are already indicating the potential for RenovoCath adoption for the treatment of other solid tumors. This serves as the basis for our belief in the potential for a several-billion-dollar TAM as we expand into additional cancer indications.

Readers are advised that our RenovoCath commercialization efforts are new, and we may not be able to achieve revenue growth on par with what have experienced to date for a variety of reasons. Thus, our efforts remain focused on the longer term. Moreover, revenue recognition under generally accepted accounting principles requires subjective judgments to be made by our management and could otherwise be complex and create uncertainties, including uncertainties arising from varying terms of sale we may offer to different customers. We may also be required to defer recognition of revenues until certain conditions are met.

Our Ongoing Pivotal Phase III Trial for IAG

In parallel to our RenovoCath commercialization efforts, we are completing enrollment in our ongoing Phase III randomized multi-center TIGeR-PaC clinical trial to investigate IAG for the treatment of LAPC. This trial is being conducted under a U.S. Investigational New Drug (“IND”) application that is regulated by the FDA’s 21 CFR 312 pathway. IAG has received Orphan Drug Designation for pancreatic cancer and bile duct cancer, which provides 7 years of market exclusivity upon approval by the FDA. The current protocol and statistical analysis plan for the Phase III TIGeR-PaC trial requires 114 randomized patients, with 86 events, or deaths, necessary to complete the final analysis.

The 52nd event in our trial occurred during the quarter ended June 30, 2025, triggering the pre-planned second interim analysis and review by the independent Data Monitoring Committee (DMC) for the trial, which happened in August 2025. The Data Monitoring Committee reviews the trial data and makes recommendations to our company, mainly whether the data support, form a third-party point of view, continuing the trial to completion. The TIGeR-PaC independent DMC has concluded its review in August 2025 and recommended that we continue with the trial. We believe the independent DMC’s recommendation is an expression of confidence in the potential for a positive outcome in the trial overall. The second interim review of data reinforces that the trial should proceed as planned to the final analysis as we seek to potentially demonstrate the safety and superiority of IAG for the treatment of LAPC as compared to stands of care. With a view towards preserving the integrity of the TIGeR-PaC trial for FDA purposes, and following our review of general FDA guidance, discussions with the independent DMC, and consultation with our regulatory advisors, we have decided to defer publishing the detailed data from the second interim analysis. We will revisit publishing the actual second interim data, most likely upon completion of the study as is common for pivotal Phase III trials. We currently expect to complete enrollment for the TIGeR-PaC trial in early 2026, with final data anticipated in 2027. We may also evaluate the safety of RenovoCath for the delivery of therapeutic agents as a potential therapy in other indications.

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Launch of the Multi-Center Post-Marketing Registry Study to Evaluate Chemotherapy Delivered by RenovoCath Device to Solid Tumors

In July 2025, we launched an RR5 Post-Marketing Registry Study of RenovoCath (NCT06805461) (which we refer to as the RR5 Study). The initiation of this multi-center post-marketing registry study demonstrates our commitment to evaluating potential expansions of the use of RenovoCath for chemotherapy-delivery in several types of solid tumors. A registry study, sometimes called a post-approval study, is a type of clinical study that involves collecting data on the long-term use and performance of a medical device, in this case RenovoCath, after it has been cleared for market by the FDA. These trials can serve as critical tools for understanding a product’s safety and effectiveness in a real-world setting and can provide valuable insights into long-term effectiveness, patient outcomes, and additional safety information that may emerge years after implantation or extended use. The RR5 Study is a registry study designed to evaluate long-term safety and survival outcomes for patients diagnosed with solid tumors that are treated using the RenovoCath device for targeted chemotherapy delivery. The study aims to enroll adult patients who have been diagnosed with solid tumors and treated using the RenovoCath device. The study will capture real-world data on the utilization of RenovoCath and generate additional safety information across a broader range of solid tumors. Additionally, this data is expected to be used to inform future clinical trial designs. In September 2025, we announced that the first registry-eligible patient procedure in the RR5 Study was successfully completed at the University of Vermont Cancer Center. We also announced that Baptist Health Miami Cancer Institute and University of Pittsburgh Medical Center have joined the University of Vermont Cancer Center as participating clinical sites.

Our Competition

The oncology, biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies and strong competition. While we believe that our knowledge, leadership, experience, scientific resources, intellectual property, regulatory barriers, and the advanced stage of our clinical development provide us with competitive advantages, we may face competition from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies, worldwide. Many potential competitors have substantially greater scientific, research, financial, technical, and/or human resources than we do.

Many companies are active in the oncology market both in terms of commercially marketed products and products in development that could potentially compete with our products and product candidates for the treatment of solid tumors. Any product candidates that we successfully develop and commercialize may compete directly with approved and/or new therapies that may be approved in the future. Our competitors may also obtain FDA or foreign regulatory approval for their products more rapidly than we may obtain approval for our product candidates, which could result in our competitors establishing a strong market position prior to us entering the market. Key competitive factors affecting the success of our product candidates, if approved, are likely to be their safety, efficacy, convenience, price, and the availability of reimbursement from government and other third-party payors. Many companies are developing new therapeutics, and we cannot predict what the standard of care will be as our product candidate progresses through clinical development.

We are aware of a number of companies in Phase I and Phase II clinical trials for the treatment of LAPC including one interventional company, TriSalus Life Sciences, as well as an upcoming ablative radiation study in locally advanced pancreatic cancer. Many of our competitors have substantially greater financial, technological, research and development, marketing and personnel resources. In addition, some of our competitors have considerable experience in conducting clinical trials, regulatory, manufacturing and commercialization capabilities. Our competitors may develop alternative treatment methods, or achieve earlier product development, in which case the likelihood of us achieving meaningful revenues or profitability will be substantially reduced.

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Research and Development Pipeline

While the oncology field has made progress with the treatment of cancers over the past few decades, the limited effectiveness of chemotherapy accompanied by debilitating side effects remains a barrier to the success of standard of care treatment. The common objective in chemotherapy treatment innovation is to enhance the dosing of the drug, while minimizing systemic toxicity. The standard of care for most cancers is systemic (intravenous) chemotherapy, which delivers chemotherapy throughout the body.

Our proprietary TAMP therapy platform is designed to ensure precise therapeutic delivery across the arterial wall near the tumor site to bathe the target tumor, while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy. Our novel approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy. Our Phase III lead clinical development stage product candidate is IAG, a novel oncology drug-device combination product. It is being investigated under a U.S. investigational new drug application that is regulated by the FDA’s 21 CFR 312 pathway.

IAG utilizes RenovoCath, which is indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. IAG is currently being evaluated for the treatment of LAPC by the Center for Drug Evaluation and Research (the drug division of FDA) (“CDER”). The TAMP therapy platform is currently being evaluated in the Phase III TIGeR-PaC clinical trial in LAPC. Depending on our clinical progress with IAG and our RenovoCath commercial efforts, we may look to expand our development pipeline into additional cancer tumors and explore new commercial and clinical business development opportunities with our therapeutic technology. IAG received FDA Orphan Drug Designation for pancreatic cancer and bile duct cancer which provides 7 years of market exclusivity upon New Drug Application approval.

RenovoCath Advantages

We believe that RenovoCath offers particular advantages versus the standard of care of IV systemic chemotherapy to both oncology patients and physicians which offers us potential competitive advantages.

RenovoCath Patient Experience		Other Patient Experience

●	8 treatments over 4-months (2 monthly hospital visits); 20-minute infusion; approximately 90-minute outpatient procedure (shorter for subsequent procedures)	●	Traditional systemic chemotherapy gemcitabine / Abraxane: 12 hospital/clinic visits over 4-month period

●	Patients not put under general anesthesia (only conscious sedation for comfort)	●	Patients put under general anesthesia

●	More time at home with family	●	Less time at home with family; other technologies require overnight stays

		●	Systemic chemo associated with days of lasting side effects

RenovoCath Physician Experience		Other Physician Experience

●	Easy to learn and quick procedure for interventional radiologists / oncologists	●	Majority of novel interventional technologies require large sales/physician proctor effort with training courses and/or on-site support for every procedure

●	Transferrable techniques utilized in liver directed therapies resulting in fast learning curve for physicians

●	Physicians demonstrate expertise after 2-3 proctored procedures and are able to train their colleagues

Corporate Information

We were incorporated under the laws of the State of Delaware in December 2012. Our principal executive office is located at 2570 West El Camino Real, Suite 320, Mountain View, CA 94040 and our telephone number is (650) 284-4433. Our website is https://renovorx.com/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors included in our 2024 Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the prospectus, together with any applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or such prospectus supplements. You should also carefully consider other information contained or incorporated by reference in this prospectus or any applicable prospectus supplements, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplements and our other filings with the SEC incorporated by reference in this prospectus and such prospectus supplements are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. If any of risks we describe occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose some or all of your investment. Please also carefully consider the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for working capital and general corporate purposes, including continued progression of our Phase III TIGeR-PaC study and the continued development and execution of commercial sales and marketing activities for RenovoCath as a standalone device.

The amounts and timing of these expenditures, as well as the specific uses thereof, are not presently determinable and will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities or government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our securities. The following description is not complete and may not contain all the information you should consider before investing in our securities. For a more detailed description of these securities, you should read Sixth Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, and the Warrant Agent Agreement, which are exhibits to our 2024 Annual Report, as well as by the applicable provisions of the Delaware General Corporation Law (“DGCL”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 265,000,000 shares, $0.0001 par value per share, of which:

●	250,000,000 shares are designated as common stock; and

●	15,000,000 shares are designated as preferred stock.

Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. The preferred stock may also be exchangeable for or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

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Common Stock

As of November 12, 2025, there were 36,649,916 shares of common stock issued and outstanding. In addition, there were 25,081,784 shares of common stock issuable upon exercise of outstanding warrants, 4,364,890 shares of common stock issuable upon exercise of outstanding stock options, and no shares of common stock issuable upon vesting of restricted stock units.

Voting Rights

Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment or filling vacancies on the board of directors.

Liquidation and Dissolution

Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, if any, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We do not intend to pay cash dividends in the foreseeable future.

Preferred Stock

As of the date of this prospectus, we had zero shares of preferred stock designated. Our board of directors will have the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. We have no present plans to issue any shares of preferred stock.

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In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we offer shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

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Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreements, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrants and warrant agreements, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

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●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our securities, a prospectus supplement will be distributed to such holders on the record date set by us for receiving rights in the rights offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreements or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	The record date for determining the security holders entitled to rights;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

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●	the exercise price, if any;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price, if any, set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment, if any, and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreements, forms of the certificates of designation of the underlying preferred stock, forms of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

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Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

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Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture, which is a contract entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the indentures or other agreements, if any. We may issue debt securities and incur indebtedness other than through the offering of debt securities pursuant to this prospectus. Convertible debt securities may not be issued under an indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

16

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants, subscription rights or depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the types and terms of the securities being offered;

●	the name or names of the underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable for the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These may include commercial banking and investment banking transactions, among other services.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering or other short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of RenovoRx, Inc., as of and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of RenovoRx, Inc., as of and for the year ended December 31, 2023, incorporated in this prospectus by reference to our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual, quarterly and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http//www.sec.gov.

We also maintain a website at https://renovorx.com/. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 (the “2024 Annual Report”);

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively (the “Quarterly Reports”);

3. Our Definitive Proxy Statement filed with the SEC on April 30, 2025 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2024);

4. Our Current Reports on Form 8-K filed with the SEC on February 10, 2025,April 1, 2025, May 15, 2025, June 25, 2025 and August 14, 2025 (excluding any information therein disclosed under Items 2.02 or 7.01 or any corresponding information furnished under Item 9.01 or included as an exhibit); and

5. The description of our shares of common stock contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2021.

In addition, all documents and/or reports that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus is a part, and prior to the termination or completion of any applicable offering of securities under this prospectus or the filing of a post-effective amendment to such registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, or any corresponding information furnished under Item 9.01 or included as an exhibit, that we may from time to time furnish to the SEC, will be incorporated by reference in, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

RenovoRx, Inc.

Attn: Investor Relations

2570 W. El Camino Real, Ste. 320

Mountain View, CA 94040

(650) 284-4433

22

$50,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

PROSPECTUS

        , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee		$6,905
FINRA Filing Fee		8,000
Printing		*
Legal and accounting fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Rights agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents, provided that the person acted in good faith and in a manner the person reasonably believed to be in the corporation’s best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides that the Company’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL.

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Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Further, as permitted by the DGCL, the Company has entered into separate indemnification agreements with each of its directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Certificate of Incorporation and Bylaws.

The Company has obtained and maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss(es) rising from claims made by reason of breach of duty or other wrongful act, and (b) to it with respect to payments that it may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The coverage provided by these policies may apply whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following exhibits are filed with this registration statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document
1.1**	Form of Underwriting Agreement
4.1	Specimen Common Stock Certificate Evidencing the Shares of Common Stock (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A filed with the SEC on August 5, 2021)
4.2	Form of Pre-Funded Warrant to Purchase Common Stock of RenovoRx, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 15, 2024)
4.3	Form of Series A Warrant to Purchase Common Stock of RenovoRx, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on April 15, 2024)
4.4	Form of Series B Warrant to Purchase Common Stock of RenovoRx, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on April 15, 2024)
4.6	Form of Placement Agent Warrant to Purchase Common Stock of RenovoRx, Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on April 15, 2024)
4.7	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on February 10, 2025

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4.8**	Form of Certificate of Designation of Preferred Stock
4.9**	Form of Stock Purchase Contract
4.10**	Form of Warrant Agreement and Form of Warrant Certificate
4.11**	Form of Subscription Rights Agreement and Form Subscription Rights Certificate
4.12*	Form of Indenture
4.13**	Form of Note
4.14**	Form of Debt Securities
5.1*	Opinion of Ellenoff Grossman & Schole LLP
23.1*	Consent of Frank, Rimerman + Co. LLP
23.2*	Consent of Baker Tilly US, LLP
23.3*	Consent of Ellenoff Grossman & Schole (included in Exhibit 5.1)
24.1*	Power of Attorney (included in Part II of this Registration Statement)
25.1**+	Statement of Eligibility of Trustee on Form T-1
101. INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101)*
107*	Calculation of Filing Fee Table

*	Filed herewith.

**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 14th day of November, 2025.

RENOVORX, INC.

By:	/s/ Shaun R. Bagai
Shaun R. Bagai
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shaun R. Bagai and Ronald B. Kocak, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of RenovoRx, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any and all additional registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaun R. Bagai	Chief Executive Officer, Director	November 14, 2025
Shaun R. Bagai	(Principal Executive Officer)

/s/ Ronald B. Kocak	VP, Controller and Principal Accounting Officer	November 14, 2025
Ronald B. Kocak	(Principal Accounting Officer)

/s/ Ramtin Agah	Chairman of the Board of Directors	November 14, 2025
Ramtin Agah, M.D.

/s/ Laurence J. Marton	Director	November 14, 2025
Laurence J. Marton, M.D.

/s/ Una S. Ryan	Director	November 14, 2025
Una S. Ryan, O.B.E., Ph.D., D.Sc.

/s/ Kirsten Angela Macfarlane	Director	November 14, 2025
Kirsten Angela Macfarlane

/s/ Robert J. Spiegel	Director	November 14, 2025
Robert J. Spiegel, M.D., FACP

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